Exhibit 99.1

April 15, 2005

Mr. Michael Lawrie
8 Country Club Road
Ridgefield, CT 06877

Re:          Separation and Consulting Agreement

Dear Mike:

At the mutual agreement of you and Siebel Systems, Inc. (the “Company”), you have resigned as an employee, Chief Executive Officer and member of the Board of Directors of the Company. This letter sets forth the substance of the separation agreement and consulting arrangement (the “Agreement”) that the Company is offering to you to aid in your employment transition.

     1.     Separation and Resignation. Your last day of work with the Company and the date of termination of your relationship as an officer and employee was April 12, 2005 (the “Separation Date”). You resigned as a member of the Board of Directors of the Company and as a member of the Executive Committee, effective as of the Separation Date.

     2.     Accrued Salary and Vacation. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date (or net out any deficit), subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

     3.     Severance Benefits. In connection with this resignation, if you sign this Agreement, which contains a complete release of claims acceptable to the Company, and allow the release contained herein to become effective, the Company will provide you with the following severance benefits (the “Severance Benefits”):

              (a)     Severance and Consulting Payment. The Company will make a payment to you in the amount of $4,500,000, equal to the sum of your base salary and target bonus for two years. This payment will be made on April 15, 2005, and will be subject to standard payroll deductions and withholdings. This payment shall constitute a severance payment, and shall also be deemed a one-time advance payment for your consulting services under Section 4 below.

              (b)     Accelerated Option Vesting; Extended Exercise Period. You were granted an option to purchase up to 2,000,000 shares of the Company’s Common Stock, and a total of 800,000 of the shares under such stock option shall have their vesting accelerated and shall be deemed vested as of the Separation Date (the “Vested Shares”). As provided in your option (i) you shall have a period of time of one (1) year following the Separation Date to exercise this option and purchase the Vested Shares, subject to any earlier termination of such option in accordance with the applicable incentive plan, including termination in connection with certain changes in control, and (ii) you shall be required to reimburse the Company for all income and employment taxes that the Company is obligated to withhold on your behalf as a condition of receiving shares upon exercise of your option. This option shall continue to be governed in all respects by the governing stock option agreement and applicable incentive plan.

April 15, 2005

              (c)     Restricted Stock Unit. You were granted a restricted stock unit of 350,000 shares of the Company’s Common Stock (the “RSU”), 150,000 shares of which were previously vested and are unrestricted. In accordance with its terms, all vesting or holding periods for the remaining 200,000 shares under such RSU shall terminate as of the Separation Date, such that it shall be fully vested. Notwithstanding your previous elections to defer receipt of the RSU shares under the Company’s nonqualified deferred compensation plan and equity incentive plan, you and the Company have agreed that the 200,000 remaining shares under the RSU will be transferred to a personal stock account designated by you as soon as practicable after approval of the Company’s compensation committee and that the value of such shares will constitute taxable income to you in 2005. As a condition of receiving such shares under your RSU, and in order to satisfy your tax obligations with respect to the RSU, the Company will withhold on your behalf that number of shares having a fair market value equal to the amount of such tax obligations.

              (d)     Health Insurance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits. The Company will reimburse you for any costs of continuing such benefits for a period of one (1) year following the Separation Date, and agrees to cooperate with you to extend these benefits for up to thirty (30) months following the Separation Date, to the extent permitted by applicable laws and the Company’s current group health insurance policies; provided, that the final reimbursement payment shall be made on March 1, 2006 in an amount equal to the remaining costs of such health benefits for the one year following the Separation Date, as estimated by the Company. Any such coverage beyond the first year following the Separation Date shall be at your own expense.

              (e)     Deferred Compensation Plan. In accordance with the Company’s Nonqualified Deferred Compensation Plan (the “Plan”), you will be entitled to receive any amounts you have accrued under the Plan, subject to all applicable income and employment tax withholdings, as soon as reasonably practicable after the date that is six (6) months following the Separation Date, but in no event later than six (6) months and fifteen (15) days following the Separation Date.

     4.     Consulting Agreement. You will serve as a consultant to the Company under the terms specified below. The consulting relationship commences on the Separation Date and shall continue for two (2) years from the Separation Date (the “Consulting Period”).

              (a)     Consulting Services. You agree to provide consulting services to the Company in any area of your expertise upon request by the Chief Executive Officer (“CEO”) of the Company. During the Consulting Period, you will report directly to the CEO, or as otherwise specified by the CEO. You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing these services. Such consulting services are expected to be related to transition matters, and as such the time commitment is expected to be highest immediately following the Separation Date and to be reduced significantly over time, but in no event will you be required to provide more than ten (10) hours of consulting services during any month.

              (b)     Consulting Payment. Your payment for consulting during the Consulting Period shall be as specified in Section 3(a) above. If you fail to comply with the obligations in Section 4(e) in any material respect you agree you shall be required to promptly repay the amount set forth in Section 3(a).

April 15, 2005

              (c)     Independent Contractor Relationship; Limitation on Authority. Your relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. You will not be entitled to any of the benefits which the Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. You will have no responsibilities or authority as a consultant to the Company other than as provided above. You agree not to represent or purport to represent the Company in any manner whatsoever to any third party unless authorized by the Company, in writing, to do so.

              (d)     Other Work Activities. Throughout the Consulting Period, except as provided in Section 4(e) below, you retain the right to engage in employment, consulting, or other work relationships in addition to your work for the Company. The Company will enable you to perform your work for the Company at such times and in such a manner so that it will not interfere with other activities in which you may engage.

              (e)     Restricted Entities. During the Consulting Period, you shall not, directly or indirectly, without the prior written consent of the Company, participate in the ownership, management, operation, control or financing of, Microsoft Corporation, Oracle Corporation, Salesforce.com, Inc. or SAP AG, including, without limitation, any successor, subsidiary, parent or related entity thereof (the “Restricted Entities”). You shall not be deemed to be in contravention of the provisions of this Section 4(e) if you own shares as a passive investor in a Restricted Entity, provided that: (i) such shares are actively traded on an established national securities market in the United States; and (ii) the number of shares of such entity’s capital stock that are owned beneficially (directly or indirectly) by you collectively represent less than one percent (1%) of the total number of shares of such entity’s capital stock outstanding.

     5.     Expense Reimbursement. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

     6.     Return of Company Property. Within ten (10) days of the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

     7.     Proprietary Information Obligations. Both during and after your employment and during the Consulting Period, you acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement with the Company (the “PIAA”), not to use or disclose any confidential or proprietary information of the Company.

     8.     Nondisparagement. Both you and the Company’s officers and directors agree not to disparage the other party, and the other party’s officers, directors, employees, stockholders and agents, in any manner reasonably likely to be harmful to them or their business, business reputation or personal reputation (“Disparagement”); provided that both you and the Company will respond accurately and fully to any question, inquiry or request for information (i) when required by legal process, or (ii) as necessary

April 15, 2005

to respond to any public comment by the other party, so long as such response does not result in Disparagement or violate any other provision of this Agreement.

     9.     Release of Claims. In exchange for the Severance Benefits set forth in Section 3 herein, you hereby generally and completely release the Company and its directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, retirement or other deferred benefits, stock, stock options, restricted stock or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the California Fair Employment and Housing Act (as amended), and the Connecticut Fair Employment Practices Act, to the extent applicable. Nothing herein shall be deemed to waive or limit your rights to indemnification as an officer or director under the Company’s Bylaws and any rights under any applicable director and officer insurance policy.

     10.     ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (“ADEA Waiver”). You also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your ADEA Waiver does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily sign it sooner); (d) you have seven (7) days following the date you sign this Agreement to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after you sign this Agreement (“Effective Date”). Nevertheless, your general release of claims, except for the ADEA Waiver, is effective immediately, and not revocable.

     11.     Section 1542 Waiver. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

You hereby expressly waive and relinquish any and all rights and benefits under Section 1542 or similar laws of any other jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims herein.

April 15, 2005

     12.     Remedies. You expressly acknowledge that damages alone will not be an adequate remedy for any breach by you of any of the covenants set forth in this Agreement and the PIAA and that the Company (in addition to any other remedies that they may have, including monetary damages) shall be entitled, as a matter of right, to seek and obtain, in any court of competent jurisdiction with respect to any actual or threatened breach by you of any of said covenants: (a) a decree or order of specific performance to enforce the observance and performance of such covenants; and (b) an injunction restraining such breach or threatened breach. You further agree that the Company shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12, and you irrevocably waive any right you may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The rights and remedies of Company are not exclusive of, or limited by, any other rights or remedies that they may have, whether at law, in equity, by contract or otherwise, including under the law of unfair competition, under laws relating to misappropriation of trade secrets, all of which shall be cumulative (and not alternative).

     13.     Miscellaneous. This Agreement, including the PIAA referenced above, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations, including, without limitation, the April 28, 2004 offer letter from the Company. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. The provisions of this Agreement shall be construed and interpreted under the laws of the state that is your state of residence at the time of any alleged breach of this Agreement (without regard to the conflict of laws provisions thereof). If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken, and the remainder of this Agreement shall continue in full force and effect.

     14.     Other Services. The Company agrees that in connection with your transition and with the consulting services you shall provide, that for a period of up to one year following the Separation Date: (i) you shall have non-exclusive access to an office at the Company’s facility at either Danbury or Ritchfield, Connecticut (to the extent the Company is leasing one of such facilities) on times necessary for such transition or consulting and reasonably acceptable to the Company, and (ii) the Company shall provide a laptop for your use, and shall pay you $1,000 (subject to applicable withholdings), for your use to pay for DSL or cable connectivity and for any associated set-up fees for use at your residence, and will provide technical support for such set up. You agree to return the Company computer and router currently in your possession pursuant to Section 6.

April 15, 2005

If this Agreement is acceptable to you, please sign below and return the originals to me.

I wish you the best of luck in your future endeavors.

Sincerely,

Siebel Systems, Inc.

By:	/s/ James C. Gaither

James C. Gaither, Chairman of the Executive Committee

Accepted and Agreed:

/s/ Michael Lawrie

Michael Lawrie